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FOURTH AMENDMENT TO
NOTE PURCHASE AGREEMENT

    This FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT (this "Amendment"), dated as of April 30, 2001 is made by and between FLOW INTERNATIONAL CORPORATION, a Delaware corporation (the "Company"), and each of CONNECTICUT GENERAL LIFE INSURANCE COMPANY and LIFE INSURANCE COMPANY OF NORTH AMERICA (the "Holders").

BACKGROUND

    A.  Pursuant to the Note Purchase Agreement (as amended prior to the date hereof, the "Existing Note Agreement;" and, after giving effect to this Amendment, the "Note Agreement"), dated as of September 1, 1995, between the Company and each of the Holders, the Company issued and the Holders purchased Fifteen Million Dollars ($15,000,000) in aggregate principal amount of the Company's 7.20% Notes due September 26, 2005 (the "Notes").

    B.  In connection with the issuance by the Company of subordinated notes and warrants and the amendment of certain bank credit documents, it is necessary to amend the Existing Note Agreement to make changes to certain existing provisions thereof and to add certain additional provisions thereto.

    C.  The Company and the Holders desire to enter into this Amendment to effectuate the above-mentioned amendments.

    NOW, THEREFORE, in order to induce the Holders to grant the amendments specified below and in consideration of other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the Company and the Holders agree as follows:

1.
Definitions.

  All capitalized terms used, but not specifically defined, in this Amendment have the respective meanings assigned to them in the Existing Note Agreement as amended hereby.

2.
Effective Date.

  The provisions of Section 4 shall take effect as of April 30, 2001 provided that the following conditions precedent have been satisfied:

  (a)
  Consenting Parties—Holders holding not less than sixty-six and two-thirds percent (66 2/3%) in aggregate principal amount of the Notes then outstanding (exclusive of Notes then owned by any one or more of the Company, any Subsidiaries and any affiliates) and the Company shall have duly authorized, executed and delivered this Amendment;

  (b)
  No Defaults—no Default or Event of Default exists after giving effect to the amendments set forth in Section 4, as of the date hereof and as of the date of the closing of the purchase and sale of the Company's 13% Subordinated Notes due 2008;

  (c)
  Subordinated Notes—the Holders shall have approved the issuance and the terms of, and the covenants and other agreements applicable to, the 13% Subordinated Notes due 2008 to be issued by the Company, including the subordination of such Subordinated Notes to the Notes on terms and conditions acceptable to the Holders, which approval shall be evidenced by the Holders' execution and delivery of this Amendment to the Company; and

  (d)
  Payment of Fees and Expenses—the Company shall have paid the legal fees and disbursements of the Holders' in-house legal department allocable to this Amendment.

3.
False or Misleading Information.

  The amendments set forth in Section 4 shall terminate and shall be null and void and of no force and effect if any written materials furnished in connection with this Amendment shall have been false or misleading in any material respect when made.

4.
Amendments.
(a)
Section 8.1(g). Section 8.1(g) of the Existing Note Agreement shall be amended and restated in its entirety as follows:

      (g) Delivery of Notices to Bank Agent and to Subordinated Noteholders; Delivery of Addresses—(i) to the extent not otherwise required to be delivered to the holders of the Notes pursuant to the provisions of this Section 8.1 (x) contemporaneously with the delivery to the Bank Agent, copies of all notices, reports and financial information delivered to the Bank Agent in accordance with the terms of the Bank Credit Agreement and (y) contemporaneously with the delivery to the holders of the Subordinated Notes, copies of all notices, reports and financial information delivered to the holders of the Subordinated Notes in accordance with the terms of the Subordinated Note Purchase Agreement; (ii) notice of any default under the Bank Credit Agreement or the Subordinated Note Purchase Agreement; and (iii) concurrently with the delivery of any notice pursuant to the preceding clause (ii) and from time to time in the event of any changes thereto, the names and addresses of the holders of indebtedness under the Bank Credit Agreement and the holders of the notes issued pursuant to the Subordinated Note Purchase Agreement, and the name and address of any agent acting on their behalf.

  (b)
  Section 9.2A. The following new Section 9.2A is added to the Existing Note Agreement:

      9.2A. Prepayment Upon Change of Control.

      In the event that any Change of Control shall occur or the Company shall have knowledge of any proposed Change of Control that is likely to occur, the Company will give written notice (the "Company Notice") of such fact in the manner provided in Section 19 hereof to the holders of the Notes. The Company Notice shall be delivered promptly upon receipt of such knowledge by the Company and, in the case of a Change of Control of which the Company had no prior knowledge, no later than five Business Days following the occurrence of any Change of Control. The Company Notice shall (1) describe the facts and circumstances of such Change of Control in reasonable detail, (2) make reference to this Section 9.2A and the right of the holders of the Notes to require prepayment of the Notes on the terms and conditions provided for in this Section 9.2A, (3) offer in writing to prepay all, but not less than all, of the outstanding Notes, together with accrued interest to the date of prepayment, plus a prepayment charge equal to the applicable Make-Whole Amount, and (4) specify a date for such prepayment (the "Change of Control Prepayment Date"), which Change of Control Prepayment Date shall be not more than 45 days nor less than 20 days following the date of such Company Notice (subject to deferral as provided in this Section 9.2A). Each holder of the then outstanding Notes shall have the right to accept such offer and require prepayment of the Notes held by such holder in full by written notice to the Company (a "Noteholder Notice") given not later than 15 days after receipt of the Company Notice. The Company shall on the Change of Control Prepayment Date prepay in full all of the Notes held by holders which have so accepted such offer of prepayment; provided that the obligation of the Company to prepay the Notes pursuant to the requirement of this Section 9.2A is subject to the occurrence of the Change of Control giving rise to such notice of optional prepayment. In the event that such Change of Control does not occur on the date specified for prepayment, the prepayment shall be deferred until and shall be made on the date on which such Change of Control actually occurs. The prepayment price of the Notes payable upon the occurrence of any Change of Control shall be an amount equal to 100% of the outstanding principal amount of the Notes so to be prepaid and accrued interest thereon to the date of such prepayment, plus a prepayment charge equal to the applicable Make-Whole Amount. In no event will the Company take any action to consummate or finalize a Change of Control unless contemporaneously with such action the Company prepays all Notes required to be prepaid pursuant to this Section 9.2A.

      For purposes of this Section 9.2A:

      "Acquiring Person" means a "person" or "group of persons" within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

      "Change of Control" means the earliest to occur of: (a) the date a tender offer or exchange offer results in an Acquiring Person, directly or indirectly, beneficially owning more than 50% of the Voting Stock of the Company then outstanding, or (b) the date an Acquiring Person becomes, directly or indirectly, the beneficial owner of more than 50% of the Voting Stock of the Company then outstanding, or (c) the date of a merger between the Company and any other Person, a consolidation of the Company with any other Person or an acquisition of any other Person by the Company, if immediately after such event, the Acquiring Person shall hold more than 50% of the Voting Stock of the Company outstanding immediately after giving effect to such merger, consolidation or acquisition, or (d) the replacement (other than solely by reason of retirement, death or disability) of more than 50% of the members of the Board of Directors of the Company over a 12-month period from the directors who constituted such Board of Directors at the beginning of such period and such replacement shall not have been approved by a vote of at least a majority of the Board of Directors of the Company then still in office who either were members of such Board of Directors at the beginning of such 12-month period or whose election as members of the Board of Directors was so previously approved.

      "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

  (c)
  Section 9.3: Section 9.3 of the Existing Note Agreement is hereby amended and restated in full as follows:

      In the case of each partial prepayment of the Notes pursuant to Section 9.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment. All partial prepayments made pursuant to Section 9.2A shall be applied only to the Notes of the holders who have elected to participate in such prepayment.

  (d)
  Section 11.3(a)(ii). Section 11.3(a)(ii) of the Existing Note Agreement is hereby amended and restated in full as follows:

    (ii)(A) at any time during the fiscal year ending April 30, 2002, Consolidated Debt does not exceed 65% of Consolidated Total Capitalization and (B) at any time thereafter, Consolidated Debt does not exceed 60% of Consolidated Total Capitalization.

  (e)
  Section 11.5. Section 11.5 of the Existing Note Agreement is hereby amended by the addition of the following subsection (c) thereto:

        (c) Prepayment of Subordinated Notes. The Company shall not prepay any of the Subordinated Notes pursuant to Section 8.2 or 8.3 of the Subordinated Note Purchase Agreement until the Notes have been paid in full or provision therefor has been made satisfactory to the holders of the Notes; provided, that, if any or all of the Holders of the Notes elect not to be prepaid in connection with an offer made by the Company pursuant to Section 9.2A, the Company shall be permitted to prepay the Subordinated Notes to the extent that the holders thereof have elected to be prepaid pursuant to Section 8.3 of the Subordinated Note Purchase Agreement.

  (f)
  Section 11.8. Section 11.8 of the Note Agreement shall be amended and restated in its entirety as follows:

    11.8 Minimum Fixed Charges Coverage.

        The Company will not, at any time, permit the Fixed Charges Coverage Ratio to be less than 1.80 to 1.

  (g)
  Section 11.13. The following new Section 11.13 is hereby added to the Existing Note Purchase Agreement:

    11.13 Amendments to Subordinated Note Purchase Agreement.

        Without the consent of the Required Holders, the Company shall not amend, waive or otherwise modify (i) the terms of Section 8 of the Subordinated Note Purchase Agreement to permit or require the Subordinated Notes to be paid or prepaid, in whole or in part, prior to the dates set forth in the Subordinated Note Purchase Agreement as of the date of original execution thereof, (ii) the terms of the Subordinated Notes to cause the maturity thereof to be less than 366 days after the maturity date of the Notes, or (iii) the terms of Section 11 of the Subordinated Note Purchase Agreement as in effect on the date of the original execution thereof.

  (h)
  Definitions—Existing. The following definitions in Schedule B are hereby amended and restated as set forth in full below:

        "Bank" means Bank of America, National Trust and Savings Association, doing business as Seafirst Bank.

        "Bank Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of December 29, 2000 among the Company and the Bank, as Bank Agent and Lender, U.S. Bank National Association and Keybank National Association, as amended by the First Amendment dated as of February 28, 2001, and the Second Amendment dated as of May 6, 2001, as the same may be further amended, modified or supplemented in accordance with the terms hereof.

        "Intercreditor Agreement" means that certain Intercreditor Agreement dated as of August 31, 1998 among the Company, the Bank Agent, the Bank Lenders, and the holders of the Notes, as amended from time to time in accordance with the provisions thereof, which Intercreditor Agreement replaced the Intercreditor Agreement dated as of September 26, 1995 by and among the Company the holders of the Notes and U.S Bank National Association, individually and as collateral agent.

        "Security Agreement" means that certain Security Agreement dated as of August 31, 1998, by the Company in favor of the Bank Agent as agent for itself, the other Bank Lenders and the holders of the Notes, as amended from time to time in accordance with the provisions thereof, which Security Agreement replaced the Security Agreement dated as of September 26, 1995 by and among the Company, the holders of the Notes and U.S. Bank National Association.

  (i)
  Definitions—New. Schedule B shall be amended by adding, in the correct alphabetical order, the following definitions to the list of definitions:

        "Acquiring Person" is defined in Section 9.2A.

        "Change of Control" is defined in Section 9.2A.

        "Change of Control Prepayment Date" is defined in Section 9.2A.

        "Company Notice" is defined in Section 9.2A.

        "Noteholder Notice" is defined in Section 9.2A.

        "Subordinated Notes" means the 13% Subordinated Notes due 2008 issued by the Company pursuant to the Subordinated Note Purchase Agreement.

        "Subordinated Note Purchase Agreement" means the Subordinated Note Purchase Agreement dated as of April 30, 2001 between the Company and each of the purchasers of the Subordinated Notes and Warrants (as defined therein) issued pursuant thereto, as amended from time to time to the extent permitted by the provisions hereof.

        "Voting Stock" is defined in Section 9.2A.

6.
Effect of Agreement.

  Except as expressly provided in this Amendment, the Note Agreement and all documents and instruments executed in connection with, or contemplated by, the Note Agreement shall remain in full force and effect, without modification or amendment. This Amendment shall be binding upon, and shall inure to the benefit of, the successors and assigns of the parties hereto and the holders from time to time of the Notes.

7.
Duplicate Originals: Execution in Counterpart.

  Two or more duplicate originals of this Amendment may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment may be executed in one or more counterparts and shall be effective when at least one counterpart shall have been executed by each party to this Amendment, and each set of counterparts which, collectively, show execution by each such party to this Amendment shall constitute one duplicate original.

8.
Governing Law.

  This Amendment shall be governed by, and construed and enforced in accordance with, internal Connecticut law.

    IN WITNESS WHEREOF, the undersigned have each caused this Third Amendment to Note Purchase Agreement to be duly executed and delivered by their respective, duly authorized officers as of the date first above written.

COMPANY:
FLOW INTERNATIONAL CORPORATION

By:

Name:
Title:

HOLDERS:
CONNECTICUT GENERAL LIFE INSURANCE COMPANY*
By: CIGNA Investments, Inc.

By:
Name: Stephen A. Osborn Title: Managing Director

LIFE INSURANCE COMPANY OF NORTH AMERICA*
By: CIGNA Investments, Inc.
By:
Name: Stephen A. Osborn Title: Managing Director

*
The entity signing this agreement is either a holder of a Note referred to herein or the beneficial holder of such Note registered in the name of the nominee of such beneficial holder.

Signature page to Fourth Amendment to Note Purchase Agreement dated as of April 30, 2001 by and between FLOW INTERNATIONAL CORPORATION, and each of CONNECTICUT GENERAL LIFE INSURANCE COMPANY and LIFE INSURANCE COMPANY OF NORTH AMERICA.

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FOURTH AMENDMENT TO NOTE PURCHASE AGREEMENT
BACKGROUND